Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36205) pertaining to the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan (“the Plan”) of our report dated June 22, 2016, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Salt Lake City, Utah
June 22, 2016

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